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                                                                    EXHIBIT 4(j)

                             SUB-ADVISORY AGREEMENT

         AGREEMENT made as of March 24, 1999, by and between MERCURY ASSET MANAGEMENT MASTER TRUST, a Delaware business trust (hereinafter referred to as the "Trust") on behalf of its series MERCURY MASTER GLOBAL BALANCED PORTFOLIO (the "Portfolio"), and FUND ASSET MANAGEMENT, L.P., a Delaware limited partnership (hereinafter referred to as "FAM").

                              W I T N E S S E T H:

         WHEREAS, the Trust is a Delaware business trust engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act"); and

         WHEREAS, the Trustees of the Trust (the "Trustees") are authorized to establish separate series relating to separate portfolios of securities, each of which may offer separate classes of shares; and

         WHEREAS, the Trustees have established and designated the Portfolio as a series of the Trust; and

         WHEREAS, FAM is engaged principally in rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

         WHEREAS, the Trust, on behalf of the Portfolio, has entered into an investment advisory agreement (the "MAM Advisory Agreement"), dated March 24, 1999, with Mercury Asset





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Management International Ltd. (hereinafter referred to as "MAM") pursuant to which MAM will provide investment advisory and management services to the Trust and the Portfolio; and

         WHEREAS, FAM is willing to provide investment advisory services to the Portfolio with respect to all or a portion of the daily cash position of the Portfolio on the terms and conditions hereinafter set forth;

         NOW THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Trust and FAM hereby agree as follows:

                                   ARTICLE I

                                 Duties of FAM

         The Trust hereby employs FAM to act as an investment adviser for all or a portion of the daily cash position of the Portfolio and to furnish, or arrange for affiliates to furnish, certain investment advisory services with respect to such portion of the Portfolio, as described below, subject to the policies of, review by and overall control of the Trustees of the Trust, for the period and on the terms and conditions set forth in this Agreement. FAM hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation, to be paid by MAM, provided for herein. FAM and its affiliates shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust or Portfolio in any way or otherwise be deemed agents of the Trust or Portfolio.





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         FAM shall provide (or arrange for affiliates to provide) the Trust with such investment research, advice and supervision as the latter may from time to time consider necessary for the proper management of the portion of the daily cash position of the Portfolio from time to time managed by FAM. All advice and recommendations provided by FAM shall be subject to the restrictions of the Declaration of Trust and By-Laws of the Trust, as amended from time to time, the provisions of the Investment Company Act and the statements relating to the Portfolio's investment objectives, investment policies and investment restrictions as the same are set forth in the Trust's current Registration Statement.

                                   ARTICLE II

                       Allocation of Charges and Expenses

         FAM assumes and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement and shall pay all compensation of officers of the Trust and all Trustees of the Trust who are affiliated persons of FAM to the extent not otherwise paid by MAM.

                                  ARTICLE III

                              Compensation of FAM

         For the services rendered, the facilities furnished and expenses assumed by FAM, the Trust shall use its reasonable best efforts to cause MAM to pay to FAM at the end of each calendar month a fee of at least $1.00 or another amount to be determined from time to time by MAM and FAM, but in no event in excess of the amount that MAM actually receives for providing services to the Trust and the Portfolio pursuant to the MAM Advisory Agreement.





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                                   ARTICLE IV

                         Limitation of Liability of FAM

         FAM shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the performance of services rendered hereunder with respect to the Trust and the Portfolio, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Article IV, the term "FAM" shall include any affiliates of FAM performing services for the Trust contemplated hereby and partners, directors, officers and employees of FAM and such affiliates.

                                   ARTICLE V

                               Activities of FAM

         The services of FAM to the Trust and the Portfolio are not to be deemed to be exclusive, and FAM and any person controlled by or under common control with FAM (for purposes of this Article V referred to as "affiliates") is free to render services to others. It is understood that Trustees, officers, employees and shareholders of the Trust and Portfolio are or may become interested in FAM and its affiliates, as directors, officers, partners, employees and shareholders, and that FAM and its affiliates are or may become similarly interested in the Trust or Portfolio.

                                   ARTICLE VI

                   Duration and Termination of this Agreement

         This Agreement shall become effective as of the date first above written, and shall remain in force until the date of termination of the Advisory Agreement (but not later than two years





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after the effective date of this Agreement) and thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of the Portfolio, and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

         This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees or by vote of a majority of the outstanding voting securities of the Portfolio, or by FAM, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment. Any termination shall be without prejudice to the completion of transactions already initiated.

                                  ARTICLE VII

                          Amendments of this Agreement

         This Agreement may be amended by the parties only if such amendment is approved in compliance with the requirements of the Investment Company Act and the rules and regulations thereunder.

                                  ARTICLE VIII

                          Definitions of Certain Terms

         The terms "vote of a majority of the outstanding voting securities", "assignment", "affiliated person" and "interested person", when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the rules and regulations





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thereunder, subject, however, to such exemptions as may be granted by the
Securities and Exchange Commission under said Act.

                                   ARTICLE IX

                                 Governing Law

         This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

                                   ARTICLE X

                   Limitation of Obligations of the Portfolio

         The obligations of the Portfolio shall be limited to the assets of the Portfolio, shall be separate from the obligations of any other series of the Trust, and the Portfolio shall not be liable for the obligations of any other series of the Trust.





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IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first above written. This Agreement may be executed by the parties hereto in any number of counterparts, all of which together shall constitute one and the same instrument.



                                  MERCURY ASSET MANAGEMENT
                                  MASTER TRUST on behalf of its series
                                  MERCURY MASTER GLOBAL BALANCED
                                  PORTFOLIO

                                  By:
                                      ---------------------------------------
                                           Title:



                                  FUND ASSET MANAGEMENT, L.P.
                                  By: PRINCETON SERVICES, INC.,
                                  GENERAL PARTNER


                                  By:
                                      ---------------------------------------
                                           Title:





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